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UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 1, 2010

CNO FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
 Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 30, 2010, CNO Financial Group, Inc. (the “Company”) announced that it has adopted a plan to refinance its existing senior term loan.  In conjunction with the Company’s refinancing plans, the following sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Annual Report”) have been revised to conform to management’s current view of its operating segments (as further described below): (i) Item 7 – Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations; and (ii) Item 8 – Consolidated Financial Statements.

Beginning July 1, 2010, the management of the Company changed the manner in which it disaggregates the Company’s operations for making operating decisions and assessing performance.  As a result, the Company manages its business through the following operating segments: Bankers Life, Colonial Penn and Washington National, which are defined on the basis of product distribution; Other CNO Business, comprised primarily of products we no longer sell actively; and corporate operations, comprised of holding company activities and certain noninsurance company businesses.  The Company’s segments are described below:

•
Bankers Life, which markets and distributes Medicare supplement insurance, interest-sensitive life insurance, traditional life insurance, fixed annuities and long-term care insurance products to the middle-income senior market through a dedicated field force of career agents and sales managers supported by a network of community-based branch offices.  The Bankers Life segment includes primarily the business of Bankers Life and Casualty Company.  Bankers Life also markets and distributes Medicare Advantage plans primarily through a distribution arrangement with Humana, Inc. and Medicare Part D prescription drug plans through a distribution and reinsurance arrangement with Coventry Health Care.

•
Washington National, which markets and distributes supplemental health (including specified disease, accident and hospital indemnity insurance products) and traditional life insurance to middle-income consumers at home and at the worksite.  These products are marketed through Performance Matters Associates, Inc., a wholly owned subsidiary, and through independent marketing organizations and insurance agencies.  Products being marketed by Washington National are underwritten by Washington National Insurance Company.

•
Colonial Penn, which markets primarily graded benefit and simplified issue life insurance directly to customers through television advertising, direct mail, the internet and telemarketing.  The Colonial Penn segment includes primarily the business of Colonial Penn Life Insurance Company.

•
Other CNO Business, which consists of blocks of interest-sensitive life insurance, traditional life insurance, annuities, long-term care insurance and other supplemental health products.  These blocks of business are not being actively marketed and were primarily issued or acquired by Conseco Life Insurance Company and Washington National Insurance Company.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

  23.1               Consent of PricewaterhouseCoopers LLP.

99.1	2009 Annual Report:

Item 7 – Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations.
       Item 8 – Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.
(Registrant)

By:	/s/	John R. Kline
Name: John R. Kline
Title: Senior Vice President and Chief Accounting Officer

Date:  December 1, 2010